EXHIBIT 10-C



                      FORMATION AGREEMENT

                             AMONG

                     INDIANA ENERGY, INC.,
                   INDIANA GAS COMPANY, INC.,
                       IGC ENERGY, INC.,
                 INDIANA ENERGY SERVICES, INC.,
                  CITIZENS GAS & COKE UTILITY,
               CITIZENS BY-PRODUCTS COAL COMPANY,
             CITIZENS ENERGY SERVICES CORPORATION,
                              AND
                     PROLIANCE ENERGY, LLC






                          Dated as of
                         March 15, 1996
                             INDEX

RECITALS                                                                1

AGREEMENT                                                               2

     ARTICLE 1

                      CAPITAL CONTRIBUTION                              2

     ARTICLE 2

       GAS SALES AND PORTFOLIO ADMINISTRATION AGREEMENTS                2
          2.1                             Execution of Agreements       2
          2.2                Contracts to be Assigned or Released       2
          2.3                                 Assumed Liabilities       3
          2.4  Satisfaction of Assumed Liabilities by the Company       4

     ARTICLE 3

                   PRORATIONS AND ADJUSTMENTS                           4

     ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF IEI                      5
          4.1                                        Organization       5
          4.2                           Authority; Enforceability       5
          4.3                                            Consents       5
          4.4                                        No Conflicts       5
          4.5                                        Subsidiaries       6
          4.6                                Financial Statements       6
          4.7                                              Claims       6
          4.8                               No Misrepresentations       7

     ARTICLE 5

           REPRESENTATIONS AND WARRANTIES OF CITIZENS                   7
          5.1                                        Organization       7
          5.2                           Authority; Enforceability       7
          5.3                                            Consents       8
          5.4                                        No Conflicts       8
          5.5                                        Subsidiaries       8
          5.6                                Financial Statements       8
          5.7                                              Claims       9
          5.8                               No Misrepresentations       9

     ARTICLE 6

CLOSING                                                                 9

     ARTICLE 7

                           COVENANTS                                    9
          7.1                             Miscellaneous Covenants       9
          7.2                      Covenants of the IEI Companies      10
          7.2A    Covenants of the Citizens Companies                  11

     ARTICLE 8

                            SURVIVAL                                   12
          8.1Survival of Representations, Warranties and Covenants     12
          8.2                                Hold Harmless by IEI      12
          8.3                           Hold Harmless by Citizens      13
          8.4                        Hold Harmless by the Company      14
          8.5                            Administration of Claims      14
          8.6                       The Company's Right of Setoff      15

     ARTICLE 9

                  CONSTRUCTION; MISCELLANEOUS                          16
          9.1                                         Definitions      16
          9.2                                             Notices      18
          9.3                                      Binding Effect      20
          9.4                                            Headings      20
          9.5                              Exhibits and Schedules      20
          9.6                                        Counterparts      20
          9.7                                       Governing Law      20
          9.8                                             Waivers      20
          9.9                                            Pronouns      20
          9.10   Time Periods                                          20
          9.11   No Strict Construction                                20
          9.12   Modification                                          20
          9.13   Entire Agreement                                      21

                      FORMATION AGREEMENT


      THIS FORMATION AGREEMENT (the "Agreement"), dated as of March 15, 1996 is made and entered into by and among Indiana Energy, Inc., an Indiana corporation ("IEI"), Indiana Gas Company, Inc., an Indiana gas utility corporation and wholly-owned subsidiary of IEI ("IGC"), IGC Energy, Inc., an Indiana corporation and indirect wholly-owned subsidiary of IEI ("Energy"), Indiana Energy Services, Inc., an Indiana corporation and wholly owned subsidiary of Energy ("IES"), City of Indianapolis by and through its Board of Directors for Utilities of the Department of Public Utilities, as successor trustee of a public charitable trust, d/b/a Citizens Gas & Coke Utility ("Citizens"), Citizens By-Products Coal Company, a West Virginia corporation and wholly-owned subsidiary of Citizens ("By-Products"), Citizens Energy Services Corporation, an Indiana corporation and wholly owned subsidiary of By-Products ("CESCO"), and Proliance Energy, LLC, an Indiana limited liability company (the "Company"), the sole members of which are Energy and By-Products.


                            RECITALS


      A. Each of IGC and Citizens is a local gas distribution company which purchases gas transportation and related services from affiliated and non-affiliated third parties.

     B. Energy and By-Products have caused the formation of the Company for the purpose of providing administration and sales service related to natural gas supply, storage, transportation, acquisition, planning and marketing, for the benefit of IGC, Citizens and other potential customers. Energy and By-Products entered into a Fundamental Operating Agreement dated March 15, 1996, with respect to the Company (the "Operating Agreement").

      C. As part of the formation of the Company, (i) each of IGC and Citizens will enter into assignment, release or agency contracts with the Company for all of the pipeline services and gas supply contracts to which it is a party, (ii) each of IES and CESCO will enter into assignment, release or agency contracts with the Company for all of the gas marketing, management, and pipeline services contracts to which it is a party and (iii) Energy and By-Products will contribute capital to the Company in the amount of $500,000 each.

      D. The parties acknowledge that in measuring the success of the Company they will employ multiple criteria, including, but not limited to, the Company's earnings performance, the quality of the services the Company provides to the parties, and the quality of the services the Company provides to other customers.



                           AGREEMENT

            NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows (certain capitalized terms are defined in Section 9.1):


                           ARTICLE 1

                      CAPITAL CONTRIBUTION

     On the Closing Date, Energy and By-Products shall contribute capital to the Company in the amount of $500,000 each in cash and in exchange therefor shall receive a 50% Limited Liability
Company Interest in the Company.


                           ARTICLE 2

       GAS SALES AND PORTFOLIO ADMINISTRATION AGREEMENTS

      2.1   Execution  of Agreements.  At the  Closing,  IGC  and
Citizens  shall  each  enter  into  a  Gas  Sales  and  Portfolio
Administration Agreement with the Company in a form mutually agreeable to the parties.

     2.2  Contracts to be Assigned or Released.

            (a)    As  of  the  Closing,  IGC  shall  enter  into
assignment, release or agency contracts with the Company for, and the Company shall, subject to the terms and conditions of the applicable assignment, release or agency contracts delivered at Closing, accept all of the gas transportation, storage and supply Contracts to which IGC is a party (the "IGC Contracts"). The IGC Contracts are listed on Schedule 2.2(a), as hereafter supplemented by IGC from time to time.

            (b)    As  of  the  Closing,  IES  shall  enter  into
assignment, release or agency contracts with the Company for, and the Company shall, subject to the terms and conditions of the applicable assignment, release or agency contracts delivered at Closing, accept all gas marketing, management and transportation Contracts to which it is a party (the "IES Contracts"). The IES Contracts are listed on Schedule 2.2(b), as hereafter supplemented by IES from time to time.

           (c) As of the Closing, Citizens shall assign or release to the Company, and the Company shall, subject to the terms and conditions of the applicable assignment, release or agency contracts delivered at Closing, accept, all of the gas transportation, storage and supply Contracts to which Citizens is a party (the "Citizens Contracts"). The Citizens Contracts are listed on Schedule 2.2(c), as hereafter supplemented by Citizens from time to time.

           (d) As of the Closing, CESCO shall enter into assignment, release or agency contracts with the Company for, and the Company shall, subject to the terms and conditions of the applicable assignment, release or agency contracts delivered at Closing, accept, all gas marketing, management and transportation contracts to which it is a party (the "CESCO Contracts"). The CESCO Contracts are listed on Schedule 2.2(d), as hereafter supplemented by CESCO from time to time.

           (e) Anything herein to the contrary notwithstanding, to the extent that the parties intend for a particular Contract to be assigned to the Company and a required third party consent to assignment has not been obtained prior to Closing, the assigning party shall execute and deliver as of the Closing a form of assignment with respect thereto and shall use commercially reasonable efforts to obtain the consent of the third party thereto on terms and conditions contained in such assignment or such other terms and conditions as are reasonably acceptable to the Citizens Companies and the IEI Companies. Further, in the event that as of the Closing the Company and the appropriate party cannot obtain a third party consent for the assignment or release of any Contract or an assignment or release would not be economically desirable or timely for the Company or such party, such party as of the Closing hereby appoints the Company as agent for all purposes to administer such contract until such time as an assignment or release is effected.

      2.3 Assumed Liabilities. As of the Closing, the Company hereby assumes, subject to the terms and conditions of the applicable assignment, release or agency contract delivered at Closing, only the following liabilities with respect to the IGC Contracts, IES Contracts, Citizens Contracts and CESCO Contracts:

           (a) Obligations with respect to each of the IGC Contracts which relate to supplies or service provided from and after April 1, 1996 under the IGC Contracts, but only to the extent such obligations are not attributable to any breach of or default under such Contracts by IGC (including, but not limited to, defaults arising from or related to the consummation of the transactions contemplated hereby, but excluding defaults attributable to any elections by the Company at or subsequent to Closing) (collectively, the "IGC Assumed Liabilities").

           (b) Obligations with respect to each of the IES Contracts which relate to supplies or service provided from and after April 1, 1996 under the IES Contracts, but only to the extent such obligations are not attributable to any breach of or default under such Contracts by IES (including, but not limited to, defaults arising from or related to the consummation of the transactions contemplated hereby, but excluding defaults attributable to any elections by the Company at or subsequent to Closing) (collectively, the "IES Assumed Liabilities").

           (c) Obligations with respect to each of the Citizens Contracts which relate to supplies or service provided from and after April 1, 1996 under the Citizens Contracts, but only to the extent such obligations are not attributable to any breach or default under any such Contracts by Citizens (including, but not limited to, defaults arising from or related to the consummation of the transactions contemplated hereby, but excluding defaults attributable to any elections by the Company at or subsequent to Closing) (collectively, the "Citizens Assumed Liabilities").

           (d) Obligations with respect to each of the CESCO Contracts which relate to supplies or service provided from and after April 1, 1996 under the CESCO Contracts, but only to the extent such obligations are not attributable to any breach or default under any such Contracts by CESCO (including, but not limited to, defaults arising from or related to the consummation of the transactions contemplated hereby, but excluding defaults attributable to any elections by the Company at or subsequent to Closing) (collectively, the "CESCO Assumed Liabilities").

           (e) Nothing in this Agreement shall be construed to impose upon the Company any Liabilities of IGC, IES, Citizens or CESCO (including, but not limited to, any liabilities which relate to supplies or service provided on or before March 31, 1996, including, but not limited to, refund obligations to customers for supplies or service provided on or before March 31,
1996) except as expressly set forth in this Section 2.1.

      2.4 Satisfaction of Assumed Liabilities by the Company. The Company agrees to pay or otherwise satisfy and discharge in accordance with their terms all of the IGC Assumed Liabilities, IES Assumed Liabilities, Citizens Assumed Liabilities and CESCO Assumed Liabilities.


                           ARTICLE 3

                   PRORATIONS AND ADJUSTMENTS

     Except as otherwise provided in the applicable Gas Sales and Portfolio Administration Agreement, each of IGC, IES, Citizens and CESCO shall be entitled to receive the proceeds of billings and related adjustments with respect to supplies or service provided by it on or before March 31, 1996 and the Company shall be entitled to receive the proceeds of billings and related adjustments with respect to supplies or service provided by it from and after April 1, 1996. Each of IGC, IES, Citizens, CESCO and the Company agrees to make any adjusting payment to the other as shall be necessary to reflect this proration.


                           ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF IEI

           IEI, represents and warrants to Citizens, By-Products and CESCO (sometimes herein referred to individually as a "Citizens Company" or collectively as the "Citizens Companies") as follows:

      4.1 Organization. Each of IEI, IGC, Energy and IES (sometimes herein referred to individually as an "IEI Company" or collectively as the "IEI Companies") is a corporation, or in the case of IGC, a public utility corporation, duly organized and validly existing under the laws of the State of Indiana, with full corporate and other power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties which it owns or holds under lease and perform all of its obligations under the agreements and instruments to which it is a party or by which it is bound. Each of the IEI Companies is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities conducted by it requires such qualification. Schedule 4.1 lists each such jurisdiction.

      4.2 Authority; Enforceability. Each of the IEI Companies has full corporate power and authority to execute, deliver and perform this Agreement and all other agreements and documents to be executed and delivered by it in connection herewith. All requisite corporate action to approve, execute, deliver and perform this Agreement and each other agreement and document delivered or to be delivered by the IEI Companies in connection herewith has been or will be taken by each of the IEI Companies and copies of all requisite corporate records and approvals, certified by the Secretary or Assistant Secretary of each of IEI, IGC, Energy or IES, have been or will be delivered to the Citizens Companies. This Agreement and each other agreement and document delivered by the IEI Companies in connection herewith have been or will be duly executed and delivered by the IEI Company which is a party thereto and constitute or will constitute the legal, valid and binding obligations of the IEI Company which is a party thereto enforceable in accordance with their respective terms.

      4.3 Consents. Except to the extent not having a material adverse effect on the business, properties, financial condition or results of the Company or the IEI Companies taken as a whole, and except as set forth in Schedule 4.3 and for any approvals from, or filings with, the Indiana Utility Regulatory Commission ("IURC") or any taxing authorities, no approval or consent of, or filing with, any Person or Governmental Authority is required to be made by the IEI Companies in connection with the transactions contemplated hereby or the execution, delivery or performance by any of the IEI Companies of this Agreement or any other agreement or document delivered by or on behalf of the IEI Companies in connection herewith.

      4.4 No Conflicts. Except to the extent not having a material adverse effect on the business, properties, financial condition or results of the Company or the IEI Companies taken as a whole, and except as set forth in Schedule 4.4, no action taken by or on behalf of any of the IEI Companies in connection herewith, including, but not limited to, the execution, delivery and performance of this Agreement, and each other agreement and document delivered by any of them in connection herewith:

           (a) contravenes, conflicts with or results in a violation or breach of any of the provisions of, or gives any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or cancel, terminate or modify, any IGC Contract or IES Contract;

           (b) contravenes, conflicts with or violates: (i) any Law; (ii) the Articles of Incorporation or Bylaws of any IEI Company; (iii) any Contract by which any of the IEI Companies or their assets is bound; or (iv) any order, arbitration award, judgment, decree or other similar restriction to which any of the IEI Companies or their assets is subject, if such contravention, conflict or violation has or can reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of the Company or the IEI Companies taken as a whole;

           (c) constitutes an event which, after notice or lapse of time or both, would result in any of the foregoing.

      4.5 Subsidiaries. IEI owns of record and beneficially all of the outstanding shares of capital stock of each of IGC and IEI Investments, Inc. free and clear of all Liens. IEI Investments, Inc. owns of record and beneficially all of the outstanding capital stock of Energy free and clear of all Liens. Energy owns of record and beneficially all of the outstanding shares of capital stock of IES free and clear of all Liens.

     4.6 Financial Statements. IES has delivered to Citizens an unaudited balance sheet of IES as of September 30, 1995 and the related unaudited statement of income, common shareholders' equity and cash flow for the year ended September 30, 1995. Such financial statements fairly present the financial position and results of operations, changes in common shareholders' equity and cash flows of IES as of and for the periods indicated, in each case in conformity with generally accepted accounting principles consistently applied, except, in the case of the interim unaudited financial statements, for normal and recurring year end audit adjustments which will not have a material adverse effect on the financial condition or business of IES. Since September 30, 1995, there has not been any material adverse change in the business or financial condition of IES.

     4.7 Claims. There is no litigation, claim, governmental or other proceeding or investigation pending or, to the Knowledge of the IEI Companies, threatened against any of the IEI Companies which if adversely determined would have a material adverse effect on the business properties, financial condition or results of operations of the Company or the IEI Companies taken as a whole or hinder the consummation of the transactions contemplated hereby.

      4.8 No Misrepresentations. No representation or warranty made by any of the IEI Companies in this Agreement or in the Exhibits or Schedules hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein to make the statements contained in any such representation or warranty, in light of the circumstances under which they were made, not misleading.


                           ARTICLE 5

           REPRESENTATIONS AND WARRANTIES OF CITIZENS

      Citizens represents and warrants to the IEI Companies as follows:

      5.1 Organization. Citizens is the Trustee of a public charitable trust duly organized and existing under the laws of the State of Indiana and operates pursuant to the authority of IND. CODE 8-1-11.1-1 et seq. By-Products is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. CESCO is a corporation duly organized and validly existing under the laws of the State of Indiana. Each of the Citizens Companies has full corporate and other power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties which it owns or holds under lease and perform all of its obligations under the agreements and instruments to which it is a party or by which it is bound. Each of By-Products and CESCO is duly qualified to do business as a foreign corporation and is in good standing (where relevant) under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities conducted by it require such qualification. Schedule 5.1 lists each such jurisdiction.

      5.2 Authority; Enforceability. Each of the Citizens Companies has full corporate or trust power and authority (as applicable) to execute, deliver and perform this Agreement and all other agreements and documents to be executed and delivered by it in connection herewith. All requisite corporate or trust and other action (as applicable) to approve, execute, deliver and perform this Agreement and each other agreement and document delivered or to be delivered by the Citizens Companies in connection herewith has been or will be taken by each of the Citizens Companies and copies of all requisite records and corporate or trust approvals (as applicable), certified by the Secretary or Assistant Secretary of each of Citizens, By-Products and CESCO, have been or will be delivered to the IEI Companies. This Agreement and each other agreement and document delivered by the Citizens Companies in connection herewith have been or will be duly executed and delivered by the Citizens Company which is a party thereto and constitute or will constitute the legal, valid and binding obligations of the Citizens Company which is a party thereto enforceable in accordance with their respective terms.

      5.3 Consents. Except to the extent not having a material adverse effect on the business, properties, financial condition or results of the Company or the Citizens Companies taken as a whole, and except as set forth in Schedule 5.3 and for any approvals from, or filings with, the IURC or any taxing authorities, no approval or consent of, or filing with, any Person or Governmental Authority is required to be made by the Citizens Companies in connection with the transactions contemplated hereby or the execution, delivery or performance by any of the Citizens Companies of this Agreement or any other agreement or document delivered by or on behalf of the Citizens Companies in connection herewith.

      5.4 No Conflicts. Except to the extent not having a material adverse effect on the business, properties, financial condition or results of the Company or the Citizens Companies taken as a whole, and except as set forth in Schedule 5.4, no action taken by or on behalf of any of the Citizens Companies in connection herewith, including, but not limited to, the execution, delivery and performance of this Agreement, and each other agreement and document delivered by any of them in connection herewith:

           (a) contravenes, conflicts with or results in a violation or breach of any of the provisions of, or gives any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or cancel, terminate or modify, any Citizens Contract or CESCO Contracts;

           (b) contravenes, conflicts with or violates: (i) any Law; (ii) the Articles of Incorporation, Bylaws or other organizational documents of any Citizens Company; (iii) any Contract by which any of the Citizens Companies or their assets is bound; (iv) any order, arbitration award, judgment, decree or other similar restriction to which any of the Citizens Companies or their assets is subject, if such contravention, conflict or violation has, or can reasonably be expected to have, a material adverse effect on the business, properties, financial condition or results of operations of the Company or the Citizens Companies taken as a whole;

           (c) constitutes an event which, after notice or lapse of time or both, would result in any of the foregoing.

     5.5 Subsidiaries. Citizens owns of record and beneficially all of the outstanding shares of capital stock of By-Products free and clear of all Liens, except for Liens securing Citizens revenue bonds and commercial paper. By-Products owns of record and beneficially all of the outstanding shares of capital stock of CESCO free and clear of all Liens, except for Liens securing Citizens revenue bonds and commercial paper.

     5.6 Financial Statements. Citizens has delivered to IEI an unaudited balance sheet of CESCO as of September 30, 1995 and the related unaudited statement of income and cash flow for the year ended September 30, 1995. Such financial statements fairly present the financial position and results of operations and cash flows of CESCO as of and for the periods indicated, in each case in conformity with generally accepted accounting principles consistently applied, except, in the case of the interim unaudited financial statements, for normal and recurring year end audit adjustments which will not have a material adverse effect on the financial condition or business of CESCO. Since September 30, 1995, there has not been any material adverse change in the business or financial condition of CESCO.

     5.7 Claims. There is no litigation, claim, governmental or other proceeding or investigation pending or, to the Knowledge of the Citizens Companies, threatened against any of the Citizens Companies which if adversely determined would have a material adverse effect on the business, properties, financial condition or results of operations of the Company or the Citizens Companies taken as a whole or hinder the consummation of the transactions contemplated hereby.

      5.8 No Misrepresentations. No representation or warranty made by any of the Citizens Companies in this Agreement or in the Exhibits or Schedules hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein to make the statements contained in any such representation or warranty, in light of the circumstances under which they were made, not misleading.


                           ARTICLE 6

                            CLOSING

           Consummation  of the transactions contemplated  hereby
(the "Closing") shall take place on March 15, 1996, the date of execution of this Agreement (the "Closing Date").


                           ARTICLE 7

                           COVENANTS

     7.1  Miscellaneous Covenants.

      7.1.1 Publicity. All public announcements relating to this Agreement or the transactions contemplated hereby will be made only as may be agreed upon by the Board of Representatives of the Company as provided in Article II of the Operating Agreement or as required by Law. If public disclosure or notice is required by Law, the disclosing party will use its best efforts to give the other prior written notice of the disclosure to be made.

      7.1.2 Expenses. The IEI Companies shall pay all of the expenses incident to the transactions contemplated by this Agreement which are incurred by the IEI Companies or their representatives and the Citizens Companies shall pay all of the expenses incident to the transactions contemplated by this Agreement which are incurred by the Citizens Companies or their representatives.

     7.1.3 No Assignment. No assignment by any party of this Agreement or any right or obligation hereunder may be made without the prior written consent of all other parties and any assignment attempted without that consent will be void.

      7.1.4 Affiliate Contracts. To the extent required by Law, each of IGC and Citizens shall cause to be filed with the IURC all contracts with the Company.

      7.1.5. Start-Up Assistance. To facilitate the initial planning and operation of the Company's business, each of IEI Companies and the Citizens Companies shall provide to the Company such employees, facilities, supplies and other property as the Company may reasonably request. Each of IGC and Citizens shall reserve the right to designate which of its employees shall be provided to the Company. It is contemplated that the IEI Companies and the Citizens Companies shall be requested to provide such assistance on a roughly equal basis, and shall be compensated on the basis of their direct out-of-pocket costs or on such other fair and reasonable basis as the Company may determine.

      7.1.6. Wind-Up Provisions. The parties hereto incorporate by reference the provisions of Section 6.05 of the Operating Agreement and agree to comply with, and be bound by, such provisions. The parties further agree that such provisions shall not be amended without the consent of all parties to this Agreement.

      7.1.7 Credit Enhancements for the Company. If the Company is required to provide Affiliate guaranties or equivalent assurances ("Credit Enhancements") to unrelated parties to enable the Company to obtain lines of credit, enter into contracts or otherwise engage in activities in the normal course of its business, each of IEI and Citizens agrees that it shall provide, on a several and not joint basis, fifty percent (50%) of the required Credit Enhancements, directly or through an Affiliate thereof, in form and substance acceptable to each such unrelated party.

     7.2  Covenants of the IEI Companies.

      7.2.1 Confidentiality. Except as may be required by Law, the IEI Companies agree not to disclose, or use to the detriment of the Company, directly or indirectly, any Confidential Information, at any time after the Closing. If the disclosure of Confidential Information is required by Law, the IEI Companies agree to use their best efforts to provide the Company and the Citizens Companies an opportunity to object to the disclosure and as much prior written notice as is possible under the circumstances. The IEI Companies acknowledge that following the Closing all of the Confidential Information will be the exclusive proprietary property of the Company, whether or not prepared in whole or in part by the IEI Companies and whether or not disclosed to or entrusted to the custody of the IEI Companies.

       7.2.2 IEI Companies Restrictive Covenant. Unless Citizens otherwise agrees in writing, during the term of the existence and prior to the dissolution of the Company, (a) the IEI Companies shall refer and provide exclusively to the Company, and the Company shall have the exclusive right (as between the IEI Companies and the Company) to pursue all opportunities available to the IEI Companies, or any of them, to provide natural gas or natural gas marketing, sales, management or related services to customer locations outside the service areas of IEI's utility Affiliates as in effect from time to time, and
(b) the IEI Companies and each of them shall not, directly or indirectly, whether as owner, principal, shareholder, partner, member, investor, manager, operator, consultant or otherwise, compete with the Company in the provision of natural gas or of natural gas marketing, sales, management or related services to customer locations outside the service areas of IEI's utility Affiliates as in effect from time to time. The restriction set forth above shall not, however, apply to the sale, lease or promotion of gas appliances.

      7.2.3 Equitable Relief. The IEI Companies agree that money damages alone will not be a sufficient remedy for any breach of the provisions of this Section 7.2, and that in addition to all other remedies the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and the IEI Companies waive the securing or posting of any bond in connection with such remedy.

     7.2.4 Reformation. If any of the covenants contained in this Section 7.2 is found by a court of competent jurisdiction to be invalid or unenforceable as against public policy or for any other reason, such court is directed to exercise its discretion to reform such covenant to the end that the IEI Companies shall be subject to confidentiality and noninterference covenants that are reasonable under the circumstances and are enforceable by the Company.

     7.2A    Covenants of the Citizens Companies.

      7.2A.1 Confidentiality. Except as may be required by Law, the Citizens Companies agree not to disclose, or use to the detriment of the Company, directly or indirectly, any Confidential Information, at any time after the Closing. If the disclosure of Confidential Information is required by Law, the Citizens Companies agree to use their best efforts to provide the Company and the IEI Companies an opportunity to object to the disclosure and as much prior written notice as is possible under the circumstances. The Citizens Companies acknowledge that following the Closing all of the Confidential Information will be the exclusive proprietary property of the Company, whether or not prepared in whole or in part by the Citizens Companies and whether or not disclosed to or entrusted to the custody of the Citizens Companies.

      7.2A.2 Citizens Companies Restrictive Covenant. Unless IEI otherwise expressly agrees in writing, during the term of the existence and prior to dissolution of the Company, (a) the Citizens Companies shall refer and provide exclusively to the
Company, and the Company shall have the exclusive right (as between the Citizens Companies and the Company) to pursue all opportunities available to the Citizens Companies, or any of them, to provide natural gas or natural gas marketing, sales, management or related services to customer locations outside the service area of Citizens, and (b) the Citizens Companies and each of them shall not, directly or indirectly, whether as owner, principal, shareholder, partner, member, investor, manager, operator, consultant or otherwise, compete with the Company in the provision of natural gas or of natural gas supply, marketing, sales, management or related services to customer locations outside the service area of Citizens. The restriction set forth above shall not, however, apply to the sale, lease or promotion of gas appliances or to natural gas wellhead sales by Citizens Resource Development Corporation.

      7.2A.3 Equitable Relief. The Citizens Companies agree that money damages alone will not be a sufficient remedy for any breach of the provisions of this Section 7.2A, and that, in addition to all other remedies, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and the Citizens Companies waive the securing or posting of any bond in connection with such remedy.

     7.2A.4 Reformation. If any of the covenants contained in this Section 7.2A is found by a court of competent jurisdiction to be invalid or unenforceable as against public policy or for any other reason, such court is directed to exercise its discretion to reform such covenant to the end that the Citizens Companies shall be subject to confidentiality and noninterference covenants that are reasonable under the circumstances and are enforceable by the Company.


                           ARTICLE 8

                            SURVIVAL

      8.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the IEI Companies and the Citizens Companies in this Agreement shall survive the Closing and continue to be binding regardless of any investigation made at any time by any party.

      8.2 Hold Harmless by IEI. Each of the IEI Companies, jointly and severally, agrees to hold harmless the Company, its Affiliates and partners, employees and agents ("the Company Parties") and the Citizens Companies and their Affiliates, shareholders, directors, employees and agents from, and reimburse them for:

           (a) Representations. All Liability, loss, damage or deficiency resulting from or arising out of any inaccuracy in or breach of any representation or warranty by IEI in this Agreement or in any other agreement or document delivered by or on behalf of IEI in connection herewith;

            (b)   Covenants.   All  Liability,  loss,  damage  or
deficiency resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by the IEI Companies herein or in any other agreement or document delivered by or on behalf of the IEI Companies in connection herewith;

           (c) Liabilities. Any imposition or attempted imposi tion by a third party upon any of the Company Parties or the Citizens Companies of any Liability of the IEI Companies which the Company has not specifically agreed to assume under Section
2.3 of this Agreement, regardless of whether any such Liability results from or arises out of any inaccuracy in or breach of any representation or warranty by the IEI Companies herein;

           (d) Brokers and Finders. All Liability, loss, damage or deficiency resulting from or arising out of the claims of any broker, finder or other Person acting in a similar capacity on behalf of the IEI Companies in connection with the transactions herein contemplated; and

           (e)  Costs.  Any and all reasonable costs and expenses
(including, but not limited to, legal and accounting fees) related to any of the foregoing.

          (f) Savings Clause. IEI agrees that, if any provision of this Section 8.2 is held invalid or unenforceable by any court of competent jurisdiction, IEI will agree to such valid and enforceable construction or revision of this Section 8.2 as shall maximize the ability of the Citizens Companies and their Affiliates, directors, shareholders, employees and agents to realize the benefits and rights intended to be granted to them by this Section 8.2.

      8.3 Hold Harmless by Citizens. To the maximum extent permitted by law, each of the Citizens Companies, jointly and severally, agrees to hold harmless the Company Parties and the IEI Companies and their Affiliates, directors, shareholders, employees and agents from and reimburse them for:

           (a) Representations. All Liability, loss, damage or deficiency resulting from or arising out of any inaccuracy in or breach of any representation or warranty by Citizens in this Agreement or in any other agreement or document delivered by or on behalf of Citizens in connection herewith;

            (b)   Covenants.   All  Liability,  loss,  damage  or
deficiency resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by the Citizens Companies herein or in any other agreement or document delivered by or on behalf of the Citizens Companies in connection herewith;

           (c) Liabilities. Any imposition or attempted imposi tion by a third party upon any of the Company Parties or the IEI Companies of any Liability of the Citizens Companies which the Company has not specifically agreed to assume under Section 2.3 of this Agreement, regardless of whether any such Liability results from or arises out of any inaccuracy in or breach of any representation or warranty by the Citizens Companies herein;

           (d) Brokers and Finders. All Liability, loss, damage or deficiency resulting from or arising out the claims of any broker, finder or other Person acting in a similar capacity on behalf of the Citizens Companies in connection with the transactions herein contemplated; and

           (e) Costs. Any and all reasonable related costs and expenses (including, but not limited to, legal and accounting fees) related to any of the foregoing.

           (f) Savings Clause. Citizens agrees that, if any provision of this Section 8.3 is held invalid or unenforceable by any court of competent jurisdiction, Citizens will agree to such valid and enforceable construction or revision of this Section
8.3 as shall maximize the ability of the IEI Companies and their Affiliates, directors, shareholders, employees and agents to realize the benefits and rights intended to be granted to them by this Section 8.3.

      8.4 Hold Harmless by the Company. The Company shall indemnify each of the IEI Companies and the Citizens Companies and their respective Affiliates, shareholders, directors, employees and agents (collectively, "Indemnitees" or individually, "Indemnitee") from and against:

            (a) Covenants. All Liability, loss, damage or deficiency suffered by an Indemnitee resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by the Company herein or in any other agreement or document delivered by or on behalf of the Company in connection herewith;

           (b) Third Party Claims. All Liability, loss, damage or deficiency suffered by an Indemnitee resulting from or arising out of any third party claim against such Indemnitee attributable to the acts or omissions of the Company, unless such Liability, loss or damage resulted from the gross negligence or willful misconduct of the Indemnitee;

           (c) Costs. Any and all reasonable related costs and expenses (including, but not limited to, legal and accounting fees) related to any of the foregoing.

     8.5  Administration of Claims.

          (a) Defense. If any claim ("Claim") is hereafter made by a third party which might result in a right under this Article 8, the party or parties entitled (or claiming entitlement) to such right (the "Affected Party") may make demand for indemnification hereunder by giving written notice to the party or parties required (or claimed to be required) to provide such indemnification (the "Responsible Party") stating in reasonable detail the nature of the Claim so far as known to the Affected Party. Such notice shall be given within a reasonable time after the Affected Party shall become aware of the Claim, adequate to permit timely defensive action if such time is available. Failure to give timely notice will not affect the obligations of the Responsible Party to hold harmless and reimburse the Affected Party except to the extent that such failure causes prejudice to the Responsible Party. The Affected Party shall permit the Responsible Party to participate in the defense of such Claim or any litigation resulting therefrom, but such participation shall be at the expense of the Responsible Party. The Affected Party shall also permit the Responsible Party to assume the defense of such Claim or any litigation resulting therefrom (unless the Claim or litigation seeks injunctive or other equitable relief), provided that (i) counsel selected to conduct the defense of such Claim or litigation shall be reasonably satisfactory to the Affected Party and (ii) the Responsible Party shall irrevocably acknowledge in writing complete responsibility for such claim or litigation and agree to hold harmless and reimburse the Affected Party therefor and furnishes, upon request by Affected Party, reasonable evidence of its financial ability to indemnify. After such assumption of the defense by the Responsible Party, the Responsible Party shall not be liable under this Article 8 for any legal or other expenses subsequently incurred by the Affected Party in connection with such defense, but the Affected Party may participate in such defense at its expense. If a Responsible Party assumes the defense of a proceeding, (a) no compromise or settlement thereof or consent to entry of a judgment may be effected by the Responsible Party without the consent of the Affected Party unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Affected Party and (ii) the sole relief provided is monetary damages that are paid in full by the Responsible Party; (b) the Responsible Party shall have no liability with respect to any settlement or compromise effected without its consent.

          (b) Consent. If the Responsible Party does not assume control of the defense of such a proceeding or claim, the entire defense of the proceeding or claim by the Affected Party, any settlement made by the Affected Party, and any judgment entered in the proceeding or claim shall be deemed to have been consented to by, and shall be binding on, the Responsible Party as fully as though it alone had assumed the defense thereof and a judgment had been entered in the proceeding or claim in the amount of such settlement or judgment, except that the right of the Responsible Party to contest the right of the Affected Party to indemnification under this Agreement with respect to the proceeding or claim shall not be extinguished.

           (c) Exception. Notwithstanding the provisions of Sections 8.5(a) and (b), if the Responsible Party may not assume such control by reason of the fact that an injunction or other equitable relief is being sought, but irrevocably acknowledges in writing complete responsibility for the money damages, the Affected Party may not settle the money damage portion of such claim without the consent (not to be unreasonably withheld) of the Responsible Party.

            (d)   Cooperation.   The  parties  hereto  agree   to
cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim.

      8.6 The Company's Right of Setoff. The Company shall have the right, following liquidation of any claim for indemnification under this Agreement to setoff against any amount payable to either the IEI Companies or the Citizens Companies pursuant to the Operating Agreement (including, but not limited to, distributions of cash and property by the Company), any other agreement referenced hereby or otherwise any amount for which the Company is entitled to indemnification hereunder.


                           ARTICLE 9

                  CONSTRUCTION; MISCELLANEOUS

      9.1 Definitions. Accounting terms used herein and not otherwise defined herein shall have the meanings attributed to them under generally accepted accounting principles. When used in this Agreement, the following terms in all of their tenses and cases shall have the meanings assigned to them below or elsewhere in this Agreement as indicated below:

          "Affected Party" is defined in Section 8.5(a).

           "Affiliate" of any Person means any person directly or indirectly controlling, controlled by or under common control with any such Person, and any officer, director or controlling person of such Person.

           "Agreement" is this Formation Agreement, dated as of March 15, 1996 by and among IEI, IGC, Energy, IES, Citizens, By-
Products, CESCO and the Company.

           "By-Products" means Citizens By-Products Coal Company, a West Virginia corporation and wholly-owned subsidiary of Citizens.

           "CESCO" means Citizens Energy Services Corporation, an
Indiana corporation and wholly owned subsidiary of By-Products.

           "CESCO  Assumed  Liabilities" is  defined  in  Section
2.3(d).

           "Citizens" means City of Indianapolis by and through its Board of Directors for Utilities of the Department of Public
Utilities, as successor trustee of a public charitable trust, d/b/a Citizens Gas & Coke Utility.

           "Citizens Companies" or "Citizens Company" is defined in Article 4, preamble.

            "Citizens   Assumed  Liabilities"   is   defined   in
Section 2.3(c).

          "CESCO Contracts" is defined in Section 2.2(d).

          "Citizens Contracts" is defined in Section 2.2(c).

          "Claim" is defined in Section 8.5(a).

          "Closing" and "Closing Date" are defined in Article 6.

           "The Company" means Proliance Energy, LLC, an Indiana limited liability company.

          "The Company  Parties" is defined in Section 8.2.

            "Confidential Information" means all information relating to the business of the Company to the extent such information is not intended to be disseminated to the public or is otherwise not generally available for lawful use by the competitors of the IEI Companies, the Citizens Companies or the Company, including, but not limited to, information relating to the Company's present or proposed products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, employee compensation, computer software and hardware, inventions, developments, or Trade Secrets.

            "Contract" means any commitment, understanding, instrument, lease, pledge, mortgage, indenture, note, license, agreement, purchase or sale order, contract, promise, or similar arrangement evidencing or creating any obligation, whether written or oral.

          "Credit Enhancement" is defined in Section 7.1.7.

          "Energy" means IGC Energy, Inc., an Indiana corporation and wholly-owned subsidiary of IEI.

           "Governmental Authority" means any foreign, federal, state, regional or local authority, agency, body, court or instrumentality, regulatory or otherwise, which, in whole or in part, was formed by or operates under the auspices of any foreign, federal, state, regional or local government and has on the Closing Date jurisdiction over any of the IEI Companies, the Citizens Companies and the Company.

          "Governmental Authorization" means any permit, license, franchise, approval, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, qualification or other authorization issued, granted or given by or under the authority of any Governmental Authority or pursuant to any legal requirement.

            "IEI"   means  Indiana  Energy,  Inc.,   an   Indiana
corporation.

           "IEI Companies" or "IEI Company" is defined in Section
4.1.

           "IES" means Indiana Energy Services, Inc., an Indiana corporation and wholly owned subsidiary of Energy.

          "IES Assumed Liabilities" is defined in Section 2.3(b).

          "IES Contracts" is defined in Section 2.2(b).

           "IGC" means Indiana Gas Company, Inc., an Indiana gas utility corporation and wholly-owned subsidiary of IEI.

          "IGC Assumed Liabilities" is defined in Section 2.3(a).

          "IGC Contracts" is defined in Section 2.2(a).

          "IURC" is defined in Section 4.3.

           "Law" means any common law and any federal, state, regional, local or foreign law, rule, statute, ordinance, rule, order or regulation, in force on the Closing.

            "Liabilities" means responsibilities, obligations, duties, commitments, claims and liabilities of any and every kind, whether known or unknown, accrued, absolute, contingent or otherwise.

           "Liens"  means any lien, charge, covenant,  condition,
easement,   adverse   claim,  demand,  encumbrance,   limitation,
security interest, option, pledge or any other title defect or restriction of any kind.

          "The Operating Agreement" is defined in Recital B.

             "Person"    means   any   individual,   corporation,
partnership, association or any other entity or organization.

          "Responsible Party" is defined in Section 8.5(a).

           "to the Knowledge of" a corporate entity means the actual knowledge of any officer, director, key employee or manager of such entity and also means the knowledge such a Person would have had after a diligent review of the relevant books and records.

           "Trade Secret" means any information which if known to a competitor of the owner of the information could be harmful to the owner of the information.

      9.2 Notices. All notices shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid as follows:

               (a)  If to the IEI Companies, to:

                         Indiana Energy, Inc.
                         1630 N. Meridian Street
                         Indianapolis, Indiana 46202
                         Attention:     Lawrence A. Ferger
                                   Chairman, President and
                                   Chief Executive Officer

                    With a copy to:

                         Ronald E. Christian
                         Secretary
                         Indiana Energy, Inc.
                         1630 N. Meridian Street
                         Indianapolis, Indiana 46202

               (b)  If to the Citizens Companies, to:

                         Citizens Gas & Coke Utility
                         2020 N. Meridian Street
                         Indianapolis, Indiana 46202
                         Attention:     Donald L. Lindemann
                                    President and Chief Executive Officer

                    With a copy to:

                         Harry V. Huffman
                         Assistant Secretary
                         Citizens Gas & Coke Utility
                         2020 N. Meridian Street
                         Indianapolis, Indiana 46202

               (c)  If to the Company:

                         Proliance Energy, LLC
                         One North Capitol Avenue
                         Indianapolis, Indiana 46204
                         Attention:     CT Corporation System

                    With a copy to:

                         Carl L. Chapman
                         President
                         Proliance Energy, LLC
                         1630 N. Meridian Street
                         Indianapolis, Indiana 46202


or to such other address as may have been designated in a prior notice. Notices sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed to have been given two (2) business days after being mailed, and otherwise notices shall be deemed to have been given when received by the Person to whom the notice is addressed or any other Person with apparent authority to accept notices on behalf of the Person to whom the notice is addressed.

      9.3 Binding Effect. Except as may be otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to confer on any Person other than the parties any rights or benefits hereunder.

      9.4 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      9.5 Exhibits and Schedules. The Exhibits and Schedules referred to in this Agreement shall be deemed to be a part of this Agreement.

      9.6   Counterparts.   This Agreement  may  be  executed  in
multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

     9.7 Governing Law. This Agreement shall be governed by and construed under Indiana law, without regard to conflict of laws principles.

      9.8 Waivers. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, shall be construed as a waiver, and no single or partial exercise of a right shall preclude any other or further exercise of that or any other right.

     9.9  Pronouns.  The use of a particular pronoun herein shall
not  be  restrictive  as  to  gender  or  number  but  shall   be
interpreted in all cases as the context may require.

      9.10 Time Periods. Any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next business day.

      9.11    No Strict Construction.  The language used in  this
Agreement has been negotiated by the parties and shall not be construed against either party.

       9.12    Modification.   No  supplement,  modification   or
amendment of this Agreement shall be binding unless made in a written instrument which is signed by all of the parties and which specifically refers to this Agreement.

      9.13 Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the parties concerning the subject matter hereof. All negotiations among the parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto among the parties other than those incorporated herein and to be delivered hereunder.
      INTENDING TO BE LEGALLY BOUND, the parties have signed this Agreement as of the date first above written.


PROLIANCE ENERGY, LLC
an Indiana limited liability company
   ("the Company")


By:       /s/Carl L. Chapman
Printed:  Carl L. Chapman
Title:    President


INDIANA ENERGY, INC., an Indiana         IGC ENERGY, INC., an
corporation   ("IEI")                       Indiana   corporation
("Energy")


By:       /s/Lawrence A. Ferger          By:  /s/Paul T. Baker
Printed:  Lawrence A. Ferger             Printed: Paul T. Baker
Title:    Chairman, President and        Title:    President
          Chief Executive Officer


INDIANA GAS COMPANY, INC.,         INDIANA ENERGY SERVICES, INC.,
an  Indiana  corporation ("IGC")               an Indiana  corporation
("IES")


By:        /s/Niel C. Ellerbrook             By:       /s/Stephen E. Williams
Printed:   Niel  C.  Ellerbrook              Printed:   Stephen  E. Williams
Title:     Senior  Vice  President  and      Title:     Vice President
           Chief Financial Officer









City of Indianapolis by and through its      CITIZENS BY-PRODUCTS COAL COMPANY.
Board of Directors for Utilities of its      a West Virginia corporation ("By-Products")
Department of Public Utilities, a
municipal corporation of the State of Indiana,
as successor trustee of a public charitable trust,
d/b/a CITIZENS GAS & COKE UTILITY            By:    /s/Donald L. Lindemann
("Citizens")
                                             Printed:  Donald L. Lindemann

By:   /s/Donald L. Lindemann                 Title:    President
      Donald L. Lindemann, President


                                             CITIZENS ENERGY SERVICES CORPORATION,
                                             an Indiana corporation ("CESCO")

ATTEST:

/s/Harry V. Huffman                          By:   /s/Fredrick L. Lekse
Harry V. Huffman, Assistant Secretary
                                             Printed: Fredrick L. Lekse

                                             Title:   President

                              Schedules

Schedule 2.2(a)   IGC Contracts
Schedule 2.2(b)   IES Contracts
Schedule 2.2(c)   Citizens Contracts
Schedule 2.2(d)   CESCO Contracts
Schedule 4.1        IEI Companies Jurisdictions
Schedule 4.3        IEI Companies Consents
Schedule 4.4        IEI Companies Conflicts
Schedule 5.1        Citizens Companies Jurisdictions
Schedule 5.3        Citizens Companies Consents
Schedule 5.4        Citizens Companies Conflicts